Exhibit 99.3

AM Holdco, Inc. and Subsidiaries,

d/b/a Simplura Health Group

Unaudited Consolidated Financial Statements

Nine Months Ended September 30, 2020 and 2019

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group
Unaudited Consolidated Balance Sheets
September 30, 2020 and 2019
(in thousands)

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$18,755	$1,306
Accounts receivable, net	66,978	74,070
Due from third party payors, net	2,136	5,813
Prepaid expenses and other current assets	9,991	10,654

Total current assets	97,860	91,843

Property and equipment, net	1,637	2,026
Other intangible assets, net	225,078	232,438
Goodwill	189,797	179,619
Security deposits	643	641

Total assets	$515,015	$506,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of $1,106 unamortized debt issuance costs	$272,342	$5,000
Due to third party payors, net	2,871	2,871
Current portion of deferred acquisition payments	4,046	4,328
Accounts payable and accrued expenses	50,275	36,944
COVID-19 provider relief refundable advances	13,696	-
Other current liabilities	3,847	2,243

Total current liabilities	347,077	51,386

Long-term liabilities:
Borrowings under revolving line of credit	-	10,990
Deferred tax	34,040	39,121
Note payable	1,050	-
Long-term debt, net of $2,931 of unamortized debt issuance costs, less current portion	-	267,281

Total liabilities	382,167	368,778

Stockholders' equity:
Common stock, $.001 par value; 1000 shares authorized; and outstanding	-	-
Additional paid-in-capital, capital stock	107,296	107,296
Retained earnings	26,082	31,023
Treasury stock, 530 shares, at cost	(530)	(530)

Total stockholders' equity	132,848	137,789

Total liabilities and stockholders' equity	$515,015	$506,567

See accompanying notes.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group
Unaudited Consolidated Statements of Operations
Nine Months Ended September 30, 2020 and 2019
(in thousands)

	2020	2019
Revenues:
Net service revenue	$347,383	$349,258
Massachusetts COVID-19 relief revenue	717	-

Total revenuess	348,100	349,258

Cost of services provided, excluding depreciation and amortization:
Compensation, benefits and related costs	265,006	261,356
COVID-19 expenses	2,676	-
Other direct costs	2,356	2,945

Total cost of services provided	270,038	264,301

Gross margin	78,062	84,957

General and administrative expenses:
Selling, general and administrative expenses	42,911	41,165
Depreciation	507	505
Amortization of intangibles	14,770	14,250

Total general and administrative	58,188	55,920

Income from operations	19,874	29,037

Interest expense	(20,136)	(21,314)
Transaction expenses	(3,176)	(2,329)
Management fees	(1,125)	(1,125)
Other miscellaneous expense, net	(1,327)	(561)

Total other expense, net	(25,764)	(25,329)

(Loss) income before income taxes	(5,890)	3,708

Provision for income taxes	1,718	1,879

Net (loss) income	$(7,608)	$1,829

See accompanying notes.

AM Holdco, Inc. And Subsidiaries
Unaudited Consolidated Statements of Changes in Stockholders' Equity
Nine Months Ended September 30, 2020 and 2019
(in thousands)

	Additional Paid in Capital	Retained Earnings	Treasury Stock	Total Stockholders' Equity
Balance, December 31, 2018	$107,296	$29,194	$(530)	$135,960

Net income	-	1,829	-	1,829

Balance, September 30, 2019	$107,296	$31,023	$(530)	$137,789

Balance, December 31, 2019	$107,296	$33,690	$(530)	$140,456

Net loss	-	(7,608)	-	(7,608)

Balance, September 30, 2020	$107,296	$26,082	$(530)	$132,848

See accompanying notes.

AM Holdco, Inc. And Subsidiaries
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2020 and 2019
(in thousands)

	2020	2019

Cash flows from operating activities:
Net (loss) income	$(7,608)	$1,829
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,277	14,755
Amortization of deferred financing costs	2,046	1,599
Deferred income taxes	(3,896)	(3,542)
Change in assets and liabilities:
Accounts receivable	5,354	(12,221)
Prepaid expenses and other current assets	847	183
Security deposits	(7)	(22)
Due to/(from) third party payors, net	4,246	(2,060)
Accounts payable and accrued expenses	15,059	2,177
Deferred COVID-19 provider relief refundable advances	13,696	-
Other liabilities	1,692	(103)

Net cash provided by operating activities	46,706	2,595

Cash flows from investing activities:
Purchase of property and equipment	(175)	(190)

Net cash used in investing activities	(175)	(190)

Cash flows from financing activities:
(Repayments) borrowings in excess of repayments from revolver	(11,604)	10,990
Repayments of long-term debt	(20,514)	(3,750)
Payment of acquisition holdbacks and contingent consideration	(590)	(9,400)
Payment of debt issuance costs, net	-	(14)

Net cash used in financing activities	(32,708)	(2,174)

Net change in cash and cash equivalents	13,823	231

Cash and cash equivalents at beginning of period	4,932	1,075

Cash and cash equivalents at end of period	$18,755	$1,306

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,789	$19,733
Cash paid for income taxes	$3,479	$7,757

See accompanying notes.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Notes to Unaudited Consolidated Financial Statements

1.	Description of Organization

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group (also referred to herein as the “Company”) was incorporated on November 18, 2013 in the state of Delaware. Effective February 10, 2016, pursuant to a stock purchase agreement, OEP AM, Inc. (“OEP”) acquired AM Intermediate Holdco, Inc., the owner of 100% of the equity interests of the Company (the “OEP Acquisition”). The Company was sold subsequent to September 30, 2020, as more fully described in Note 13.

The Company provides home health care services offering placements of personal care assistants, home health aides, and skilled nurses, principally in the states of New York, Pennsylvania, Massachusetts, West Virginia, to a lesser extent in Florida and New Jersey, and most recently in Connecticut. The Company operates from its headquarters in Valley Stream, New York, with numerous branch and satellite offices.

2.	Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements cover the nine months ended September 30, 2020 and 2019.

Principles of consolidation

The accompanying consolidated financial statements for the nine months ended September 30, 2020 and 2019, include the accounts of AM Holdco, Inc. and its Subsidiaries, d/b/a Simplura Health Group. As described in Note 3, the operations for the prior year period includes acquisition of the entity acquired. All significant intercompany transactions and account balances have been eliminated in the consolidated financial statements.

Business combinations

The Company accounts for its business combinations under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") Topic 805-10, Business Combinations ("ASC 805-10"), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for deferred acquisition payments for holdbacks or contingent consideration, the Company records the deferred acquisition payments at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments, an adjustment within equity or earnings, depending on the circumstance. For transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company capitalizes acquisition-related costs and fees associated with asset acquisitions and immediately expenses acquisition-related costs and fees associated with business combinations.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using established valuation techniques. The estimated fair value of the net assets acquired was determined using the income approach to valuation based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, consisting of customer relationships and trade names acquired, were determined using the multi-period excess earnings method and the relief from royalty method, respectively.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

The most significant assumptions under the multi-period excess earnings method used to value customer relationships include estimated remaining useful life, expected revenue, attrition rate, tax rate, discount rate and tax amortization benefit. The most significant assumptions under the relief from royalty method used to value trade name and trademarks and technology include estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit. Management has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of Management, and such variations may be significant to estimated values.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents include all short-term (maturities of three months or less at the time when purchased) and highly liquid investments made as part of the Company’s cash management activities. The carrying amounts of cash and cash equivalents approximate their fair value.

Cash balances in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance

The Company maintains cash in demand deposit accounts with federally insured banks. At times, the balances in these accounts may be in excess of federally insured limits. In management’s opinion, the amounts in excess of FDIC limits do not pose a significant risk to the Company.

Accounts receivable

Accounts receivable are recorded at net realizable value and do not bear interest. The Company determines its allowance for price concessions / uncollectible accounts based on account aging, historical experience and other relevant information available. The Company reviews the allowance periodically. Past due balances are reviewed individually for collectability. Account balances are charged off against the allowance after collection efforts have been exhausted and the potential for recovery is considered remote. Certain revenues are subject to cost-based contracts, which are subject to retroactive audit by the payor and settlement of any differences between interim payments and the terms and conditions of the cost-based contracts. The Company records estimates of the settlements in due from/to third-party payors, net. Changes in estimates are recorded in the period they become known.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. The Company computes depreciation over the estimated useful lives of the assets using the straight-line method. Expenditures for repairs and maintenance are charged to operations as incurred while expenditures for additions and improvements are capitalized. Upon sale or retirement, the cost of assets and the related allowance for depreciation are removed from the accounts, and any resulting gain or loss is included in the determination of net income.

Estimated useful lives are as follows:

Computer equipment and software	3-5 years
Furniture and fixtures	3-7 years

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Leasehold improvements	Lease term
Transportation equipment	3-5 years

Goodwill

The Company follows the provisions of the FASB ASC 350, Intangibles – Goodwill and Other. Under FASB ASC 350, goodwill and other intangible assets with indefinite lives are not subject to periodic amortization, but rather are reviewed for impairment annually, or more frequently, if circumstances require. Based upon management’s evaluation, no triggering events occurred and no impairment of goodwill was required during the nine months ended September 30, 2020 and 2019. The amount of future impairment to be recognized will depend on certain developments, including the duration of the coronavirus pandemic (see Note 12), impact on our clients, employees and vendors, as well as governmental, regulatory, and private sector responses.

Intangible assets

In conjunction with the Company’s acquisitions, certain identifiable intangible assets related to referral networks, trade names and non-compete agreements have been recognized. These intangible assets, with the exception of certain trade names, are being amortized on a straight-line basis over their estimated useful lives.

Debt issuance costs

Costs incurred in connection with the issuance of long-term debt have been deferred and are being amortized over the term of the associated debt using the straight-line method, which approximates the effective interest method. Such costs are reflected as a reduction of long-term debt in the accompanying consolidated financial statements.

Other liabilities

Other liabilities include contract liabilities related to deferred revenue for amounts received or billed but not yet earned on contracts to provide services extending beyond the reporting period as well as security deposits received from clients before providing services.

Net service revenue recognition

Net service revenue is reported at the estimated net realizable amount from clients, patients and third-party payors for services rendered. Payment for services received from third-party payors include, but are not limited to, insurance companies, hospitals, governmental agencies and programs and other home health care providers who subcontract work to the Company. Certain contracts are subject to retroactive audit and possible adjustment by those payors based on the nature of the contract or costs incurred. The Company makes estimates of retroactive adjustments and considers these in the recognition of revenue in the period in which the related services are rendered. Laws and regulations governing Medicaid and Medicare are extremely complex and subject to regulatory review and interpretation, as well as significant regulatory action, including fines, penalties and possible exclusion from the Medicaid and Medicare programs. As a result, there is a reasonable possibility that recorded estimates may change by a material amount in the near term. The difference between estimated settlement and actual settlements are reported in net service revenues as adjustments become known or as years are no longer subject to such audits, reviews, or investigations.

A substantial portion of consolidated revenues is derived from services rendered to Medicaid program beneficiaries and reimbursed by the Medicaid, Medicaid waiver and Medicaid managed care programs. Due to this dependence, significant changes in future reimbursement methodologies could significantly impact the financial results of the Company.

Other expenses

Other expenses consist of expenses that management believes are non-operational in nature, primarily interest expense, transaction expenses, management fees, fees paid to members of the Board of Managers and certain other items.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Income taxes

Income taxes are provided for the tax effect of transactions reported in the consolidated financial statements. Deferred income taxes are provided for the estimated tax effects of differences between the consolidated financial statement carrying amounts and the tax basis of the recognized assets and liabilities, net operating losses and tax credit carryforwards (as applicable). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of changes in tax rates is recognized in income tax expense in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The Company follows the FASB’s authoritative guidance on accounting for uncertainty in income taxes. The guidance clarifies the accounting for the recognition and measurement of the benefits of individual tax positions in the consolidated financial statements. Tax positions must meet a recognition threshold of more-likely-than-not in order for the benefit of those tax positions to be recognized in the consolidated financial statements. The Company has determined that no material unrecognized tax benefits or obligations exist as of September 30, 2020. Interest and penalties related to income tax assessments, if any, are reflected in income tax expense in the accompanying consolidated statement of operations. The Company also includes certain state franchise taxes, or taxes in lieu of income taxes, as a component of its annual provision.

Impairment of long-lived assets

Management reviews the carrying value of long-lived assets for impairment when events or changes in business circumstances indicate the carrying amount may not be recoverable. An impairment loss is recognized when an asset’s carrying value exceeds its fair value as calculated using a discounted future cash flows analysis. No such impairment was recognized for the nine months ended September 30, 2020 and 2019.

New accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which was amended in June 2020 by ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities. The amendments in ASU 2016-02 revised the accounting related to lessee accounting. Under the new guidance, the Company will be required to recognize a lease liability and a right-of-use asset for all leases. The Company adopted this standard in conjunction with the Sale of the Company, as more fully described in Note 13. Management is still evaluating the impact of adopting this standard on the consolidated financial statements. The primary impact of adoption is expected to be a gross-up of right of use assets and lease liability for operating leases.

During 2019, the Company adopted ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which clarifies where certain cash receipts and cash payments are presented in the statement of cash flows. The primary impact of the adoption of this standard for the Company relates to the clarification that deferred acquisition payments, including holdbacks and contingent consideration, not made soon after the acquisition date of a business combination should be classified as cash outflows for financing activities and operating activities. Cash payment up to the amount of the original deferred acquisition payment liability recognized at the acquisition date are classified as financing activities, with any excess being reflected as operating activities. Cash payments made soon after the acquisition date are classified as cash outflows for investing activities. Management considers a cash payment made three months or less after the acquisition date to be made soon after the acquisition date. The Company’s deferred acquisition payments made in 2020 and 2019 were not made soon after the acquisition date as previously defined and have been classified as cash outflows from financing activities in the consolidated statement of cash flows.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). Under the new standards, companies are provided optional guidance for a limited time to ease the potential burden in accounting for (or recognizing the effects) of reference rate reform on financial reporting. The amendments in this ASU apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. The amendments in this ASU are elective and are effective upon issuance. There was no impact on the consolidated financial statements related to this standard.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

3.	Acquisitions

A&B Homecare Solutions, Inc.

The Company entered into a Membership Interest Purchase Agreement (“Agreement”) with A&B Homecare Solutions, LLC (the “Seller”) with an effective date of December 23, 2019 (the “Transaction”). On various dates in November 2019, the Company was party to three asset purchase agreements whereby A&B Homecare Solutions, LLC acquired No Place Like Home-Care, LLC (“NPLH”), Stay@Home-Care, LLC, By Your Side, LLC, and Valmar Care Services, LLC (“Valmar”) (collectively the “Tuck-Ins” and, collectively with A&B Homecare Solutions, LLC, “A&B”). Upon consummation of the transaction, the Company purchased 100% of the Seller’s Membership Interest in A&B, inclusive of the business of the Tuck-Ins. Headquartered in New Haven, Connecticut, A&B provides personal care, homemaker and companion services to patients throughout western Connecticut. Services will be provided under the A&B Homecare Solutions tradename, while the Tuck-Ins’ tradenames were discontinued.

On December 23, 2019, the Company and A&B also executed a Management Services Agreement (“Management Agreement”) as a bridge agreement between the time the Company took control of A&B via the Management Agreement and when the Company acquired all of the equity interests of A&B (“Transition Period”). The purpose of the Management Agreement was to give the Company control of A&B while allowing the Company to utilize A&B’s existing licenses to bill for services rendered during the Transition Period. After considering pertinent facts and circumstances of the transaction, management determined the acquisition date of A&B to be December 23, 2019, the date on which the Company obtained control through the Management Agreement and consideration was transferred to Seller. During the Transition Period the Company applied for new licenses to reflect the impact of the pending purchase of all of the equity interests of A&B by the Company. The Management Agreement term was defined as effective until the day the ownership of A&B was transferred to the Company at closing. As consideration for managing the business, the Company was entitled to retain net profits of A&B during the Transition Period.

In February 2020, the Company received the license approvals, thus consummating the closing of the transaction. At that point, the Management Agreement was terminated.

The purchase price of $20,043 has been offset by an assumed litigation liability, preliminarily estimated to be $1,300, for a net purchase price of $18,743. The purchase price also included a non-interest bearing note payable of $1,050 and net deferred payments of approximately $317. The deferred payments represent a net hold back, in lieu of escrow, to cover potential claims arising under the sellers’ indemnification obligations under the acquisition agreement, which has been presented net of amounts due from sellers to cover the estimated loss of $1,300 for the outstanding pre-purchase legal claim, as more fully described in Note 10. Whether the outcome is for or against A&B, the Company is protected from the monetary liability of this through its indemnification clause in the Agreement. The transaction was financed primarily through an amendment to the Company’s credit agreement, which added $20,000 in additional term loan borrowings. Debt issuance costs of $766 were paid in conjunction with the new term debt issuance.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

The following summarizes the recorded values of the acquired assets and liabilities assumed as of the date of this acquisition:

Description	Fair Value	Weighted Average Useful Life (years)
Accounts receivable, net	$1,143
Prepaid and other current assets	2
Deposits	4
Trade name	2,600	15
Referral network	9,500	10
Non-compete agreements	60	5
Goodwill	10,161
Deferred tax liability	(2,910)
Accounts payable and accrued expenses	(517)
Assumed litigation liability	(1,300)
Purchase price after adjustments	18,743
Less: deferred acquisition payments	(317)
Less: seller note payable	(1,050)
Cash paid to acquire net assets, net	$17,376

The amounts above reflect the final purchase price allocation, including the recognition of $7,251 of goodwill, net of deferred taxes, of which $5,057 is expected to be tax deductible. Goodwill arising from the acquisition consisted largely of the assembled workforce, revenue synergies and other synergies resulting from the expanded market share and combining of operations. Management is required to complete the purchase price allocation within 12 months of the acquisition date. If such completion of the allocation results in a change in the preliminary values, the measurement period adjustment will be recognized in the period in which the adjustment amount is determined.

Acquisition-related costs incurred, consisting primarily of due diligence and legal fees, in the amount of $95, are included in transaction expenses for the nine months ended September 30, 2020.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

4.	Accounts Receivable and Net Service Revenue

Effective January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), ASU 2016-08, Revenue from Contracts with Customers Principal versus Agent Considerations, ASU 2016- 10, Revenue from Contracts with Customers, Identifying Obligations and Licensing, ASU 2016-12, Revenue from Contracts with Customers, Narrow Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (collectively “ASC 606”), using the modified retrospective method. The new guidance is based on the principle that an entity should recognize revenue to depict the transfer of products or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The information in the prior year comparative period has not been restated and continues to be reported under the accounting standards in effect for that period. The overall impact of adoption was not material to the accompanying consolidated financial statements, with the primary changes related to presentation of certain information, as described below, and expanded disclosures in this note related to revenue recognition principles, disaggregation of revenues, and other matters.

As part of the adoption of ASC 606, the Company elected certain available practical expedients under ASC 606. First, the Company elected the practical expedient that allows nonrecognition of the promised amount of consideration from clients, patients and third-party payors for the effects of a significant financing component due to the Company’s expectation that the period between the time the service is provided to a patient and the time that the patient or a third-party payor pays for that service will be one year or less. Additionally, the Company has applied the practical expedient whereby all incremental customer contract acquisition costs are expensed as incurred. As a practical expedient, the Company has also elected the portfolio approach in evaluating its sources of revenue for implications of adoption.

As a result of the adoption of ASC 606, estimated uncollectible amounts from clients and patients that were previously presented as the provision for bad debts in the consolidated statement of operations is now considered price concessions (as defined in ASC 606) and, therefore, included in net service revenues beginning in 2019. Upon adoption of ASC 606, the allowance for doubtful accounts of $6,170 at January 1, 2019, was reclassified as a direct reduction of accounts receivable. Such implicit price concessions continue to be presented as a direct reduction of accounts receivable.

The Company’s revenue is primarily derived from (i) Personal Care; and (ii) Skilled Homecare, which are provided subject to explicit and implicit price concessions. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The five-step model is only applied to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the products or services it transfers to the customer. These contracts have different terms based on the scope, performance obligations, and complexity of the project, which often requires management to make judgments and estimates in recognizing revenues.

Performance obligations are satisfied over time as work progresses or at a point in time. For the majority of our services provided, there is no difference in revenue recognition between over time or point in time as the clients or patients are simultaneously receiving the benefits as services are provided. Because all of our performance obligations relate to contracts with a duration of less than one year, the Company has elected to apply the optional exemption provided under ASC 606 and, therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period. The performance obligations for these contracts are generally completed within days or weeks of the end of the reporting period. The Company has a right to consideration from clients or patients commensurate with the value provided to them from the performance completed over a given invoice period, and has elected to use the practical expedient for measuring progress toward satisfaction of performance obligations and recognizes service revenue in the amount to which it has a right to invoice.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

The Company determines the transaction price based on gross charges for services provided, reduced by estimates for explicit and implicit price concessions. Explicit price concessions are recorded for the difference, if any, between our standard rates and the contracted rates to be realized from clients, patients, third-party payors and others for services provided, as well as claim denials. Implicit price concessions are recorded based on our historical collection experience, aged accounts receivable by payor and current economic conditions. Subsequent changes to the estimate of the transaction price are recorded as adjustments to net service revenue in the period of change. Subsequent changes that are determined to be the result of an adverse change in the patient's ability to pay (i.e., change in credit risk) are recorded as bad debt expense.

Amounts due from third-party payors, primarily government programs, include variable consideration for retroactive revenue rate adjustments and for quality incentives under certain managed long-term care plans. The transaction price for these matters is estimated based on the terms of the payment agreement with the payor, correspondence from the payor, our historical experience with these programs, and includes an assessment that it is probable that a significant reversal will not occur. Estimated amounts are adjusted in future periods as adjustments become known.

Management has determined that the Company has an unconditional right to payment for services provided, subject only to finalizing the billing for such services. Accordingly, the Company accrues revenues and the related accounts receivables for services performed but not yet billed at the balance sheet date. Thus, management has determined that the Company does not have any amounts that should be reflected separately as contract assets.

The Company has recognized contract liabilities primarily related to the Company’s obligation to provide services to clients or patients for which the entity has received a security deposit or prepayment of consideration from the customer. The contract liability is settled, and revenue recognized, as the Company satisfies its performance obligation. Contract liabilities of $2,436 and $2,243, as of September 30, 2020 and 2019, respectively, are included in other current liabilities in the accompanying consolidated balance sheets.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

5.	Goodwill and Other Intangible Assets

Intangible assets, net

The following reflects the values assigned to the respective intangible assets and changes in the reported net values:

		September 30, 2020
	Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net
Referral network	10-15 years	$237,726	$74,855	$162,871
Trade names	15 years	8,555	1,545	7,010
Trade names	indefinite	55,120	-	55,120
Non-compete agreements	2-4 years	356	279	77
		$301,757	$76,679	$225,078

		September 30, 2019
	Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net
Referral network	10-15 years	$228,226	$55,954	$172,272
Trade names	15 years	5,955	1,017	4,938
Trade names	indefinite	55,120	-	55,120
Non-compete agreements	2-4 years	296	188	108
Franchise license	9 months	225	225	-
		$289,822	$57,384	$232,438

Amortization for the nine months ended September 30 was as follows:

	2020	2019
Referral network	$14,272	$13,890
Trade names	428	298
Non-compete agreements	70	62
Total	$14,770	$14,250

Future scheduled amortization of non-indefinite-lived intangibles is as follows:

2020	$5,352
2021	20,061
2022	20,048
2023	20,048
Thereafter	104,449
$169,958

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Goodwill

The Company has goodwill of $189,797 and $179,619 at September 30, 2020 and 2019, respectively, recorded based on the difference between the total purchase price in excess of the fair value of the assets acquired (net of assumed liabilities), including the aforementioned valued intangibles.

The changes in the carrying value of goodwill consisted of the following:

Beginning balance as of September 30, 2019	$179,619
Adjustments	17
Goodwill related to acquisition of business	10,161
Ending balance as of September 30, 2020	$189,797

6.	Long-Term Debt

The following is a summary of long-term debt term loans at September 30, 2020 and 2019. A detailed description corresponding to this summary follows:

	2020	2019
Term loans, PNC Bank, National Association, as agent	$273,448	$275,212
Less: unamortized debt issuance cost	(1,106)	(2,931)
Total long-term debt – net	272,342	272,281
Less: current portion	(272,342)	(5,000)
Long-term debt, less current portion	$-	$267,281

Amortization of debt issuance costs included in interest expense was $2,046 and $1,599 for the nine months ended September 30, 2020 and 2019, respectively.

Scheduled principal payments for long-term debt and amortization of debt issuance costs in future years ending September 30 are as follows:

	Long-term Debt	Debt Issuance Costs
2021	$273,448	$1,106

PNC Revolving and Term Loan Agreement

In February 2016, the Company entered into a Revolving and Term Loan Agreement with PNC Bank, National Association, as administrative agent for the lenders (the “Agreement”), which matures on February 9, 2021. The Agreement contains certain financial and non-financial covenants. In anticipation of maturity, management is currently evaluating various options, including possible refinancing or other alternatives to recapitalize the business.

The original credit facilities under the Agreement included a $20,000 revolving loan facility and $200,000 in senior term loans. The revolving loan facility and senior term loans are secured by a first-priority lien on and security interest in the assets of the Company, including, without limitation, all proceeds, receivables, deposit accounts and cash, all property and equipment, inventory, contracts, general intangibles, investment securities and common stock of all companies listed in the agreement.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

The Agreement was amended on June 1, 2017 to increase the revolving loan facility to $30,000. As of nine months ended September 30, 2020 and 2019, there was no amount and $10,990 outstanding on the revolving loan, respectively.

The Agreement was amended from time to time, primarily in connection with incremental term loan financing for acquisitions. The most recent amendments pertained to the acquisition further described in Note 3 and was as follows:

•

On December 23, 2019, the Agreement was amended and became effective with the financing of the acquisition of A&B and related Tuck-Ins (see Note 3). This amendment provided for the borrowing of $20,000 under the term loan facility, primarily to finance the acquisition of A&B and modified certain financial and non-financial covenants.

The senior term loans were repayable in consecutive quarterly installments of $1,250 during 2019 and $1,838 beginning with the quarterly period ending March 31, 2020.

In addition, in any given year, the Company may become obligated to make a mandatory prepayment (an “Excess Cash Flow Payment”) based upon a prescribed percentage of the prior year’s “excess cash flow” as defined by formula in the Agreement. In 2018, no Excess Cash Flow Payment was due, but the Company made an optional prepayment of $4,500. The Company does not expect to be required to make an Excess Cash Flow Payment related to 2019.

The Company made an optional prepayment of $5,000 in July 2020.

The revolving loan and the term loans under the PNC Loan Agreement are subject to interest at either LIBOR, as defined in the Agreement, plus 6.5%, or Reference Rate, as defined in the Agreement, plus 5.5%. The Company can elect either rate on a 30, 60, or 90-day basis.

Management estimates that the fair value of its long-term debt does not differ materially from the aggregate carrying value in the accompanying consolidated balance sheets, as there have been no significant changes in the Company’s credit rating and given the debt’s variable interest rate structure.

At September 30, 2020, the Company has a working capital deficit of $249,217 primarily due to the scheduled maturity of the revolving and term loans in February 2021, resulting in current liability classification in the accompanying September 30, 2020 balance sheet. The revolving and term loans were paid off in conjunction with the sale of the Company using the cash proceeds received, as discussed in Note 13.

7.	Common Stock

Common stock of the Company at September 30, 2020 and 2019 consisted of 1,000 authorized shares, with $0.001 par value, of which 1,000 shares were issued and outstanding.

8.	Related Party Transactions

The Company pays management fees to OEP, an affiliate of an indirect shareholder of the Company, in the aggregate amount of $1,500 annually. This management arrangement was terminated in connection with the sale of the Company as discussed in Note 13.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

9.	Provision for Income Taxes

Income taxes

Income tax expense is comprised of the following for the nine months ended September 30:

	2020	2019
Current expense	$5,614	$5,421
Deferred (benefit) expense	(3,896)	(3,542)
Total income tax expense	$1,718	$1,879

The difference between the Company’s effective tax rate and the statutory federal income tax rate for the nine months ended September 30, 2020 and 2019, is primarily due to the deduction of state income taxes, permanent differences between book and taxable income, non-deductibility of certain transaction expenses for tax purposes and true-up of book income tax provision to prior year tax returns.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted. The CARES Act includes several significant provisions for corporations including increasing the amount of deductible interest under section 163(j), allowing companies to carryback certain NOLs, and increasing the amount of NOL that corporations can use to offset income. These changes may have a significant effect on the Company’s future provision for income taxes, especially related to the treatment of operating loss carryforwards and section 163(j) expense limitations. The CARES Act makes several changes to the interest expense limitations under section 163(j), including increasing the limit on the amount of deductible business interest expense from 30% of adjusted taxable income (“ATI”) to 50% of ATI, for taxable years beginning in 2019 or 2020. Subsequent to the period of the nine-months ended September 30, 2020, the federal income tax returns for the tax year ended December 31, 2019 have been filed. The return to provision adjustments are not reflected in the amounts on the balance sheet at September 30, 2020. As a result of the increase to the limit on the amount of deductible business interest expense the Company is able to deduct, an additional $13.1 million of interest expense that would have otherwise exceeded the limitation prior to enactment of the CARES Act was eligible for deduction. Under the CARES Act, the Company may also elect to calculate its 2020 interest expense limitation based on its 2019 ATI, rather than upon its 2020 ATI. The income tax related impacts of the CARES Act will be recognized in the Company’s financial statements in 2020, the period of enactment. The 2020 income tax related impacts of the CARES Act, aside from the return to provision noted above, are recognized in the Company’s consolidated financial statements for the nine-month period ending September 30, 2020, the period of enactment. As a result of the CARES Act changes, an additional $7.5 million of interest expense for the nine-month period ending September 30, 2020 is deductible by the Company.

10.	Commitments and Contingencies

Operating leases

At September 30, 2020, the Company has entered into various operating lease agreements with unrelated third parties for office space and office equipment with expiration dates through 2028. Minimum annual lease payments due in the 12-month period ended September 30 are as follows:

2021	$2,692
2022	2,304
2023	1,835
2024	1,690
2025	1,541
Thereafter	1,044
$11,106

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Rental expense was $2,618 and $2,455 for the nine months ended September 30, 2020 and 2019, respectively.

Litigation and regulatory matters

The Company is subject to certain claims and regulatory reviews that arise in the ordinary course of business. Further, like other healthcare providers, the Company’s operations are subject to a variety of federal, state and local regulatory risks, including, without limitation, the federal Anti-Kickback statute.

In 2017, the Company’s subsidiary, All Metro Home Care Services of New York, Inc. d/b/a All Metro Health Care (“All Metro”), received a class action lawsuit claiming that, among other things, it failed to pay live-in caregivers, who stay in patients’ homes for 24 hours per day (“live-ins”). The Company currently pays live-ins for 13 hours as supported through a written opinion letter from the New York State Department of Labor (“NYSDOL”). A similar case involving this issue has been heard by the New York Court of Appeals (New York’s highest court), which on March 26, 2019, issued a ruling reversing earlier lower courts’ decisions that an employer must pay live-ins for 24 hours. The Court of Appeals agreed with the NYSDOL’s interpretation to pay live-ins 13 hours instead of 24 hours if the caregivers were receiving eight (8) hours of sleep time (at least five (5) uninterrupted) and three (3) hours for meal breaks. The Court of Appeals remanded to the lower courts the issue of whether class action treatment is appropriate for situations where caregivers claim to have not received the requisite sleep and meal breaks and were nonetheless paid for only 13 hours. Such future rulings will also impact the outcome of the class action lawsuit against All Metro. If the class action lawsuit on this matter is allowed to proceed, and is successful, the Company may be liable for back wages and litigated damages going back to November 2011. Should there be an unfavorable outcome in this case, the amount of insurance coverage for this case is unknown at this time. It is also not possible at the present time to estimate the ultimate legal and financial liability, if any, with respect to this or certain other claims or regulatory reviews. In the opinion of management, the eventual outcome of claims and regulatory reviews is not expected to have a material adverse effect on the Company’s financial position. However, depending on the amounts and timing of such resolution, an unfavorable outcome could materially affect the results of operations or cash flows in a particular period. This matter is not unique to All Metro and its outcome would have an industrywide impact.

A party has made a legal claim against A&B for tortious interference with contractual relations and violation of the Connecticut Unfair Trade Practices Act. The Company denies liability and is vigorously defending against this action. The Company is being defended by its insurance carrier under reservation of rights letters. Management has estimated a loss of approximately $1,300 that is probable due to the legal claim. Whether the outcome is for or against A&B, the Company is protected from monetary liability through its indemnification clause in the Agreement. The Company has assumed the litigation liability for $1,300 and recognized an indemnification asset due from seller as an offset to deferred acquisition payments, as further described in Note 3.

To reduce its risk related to litigation, the Company is insured with respect to professional liabilities on a claims- made basis. The total policy limit is for claims losses up to $1,000 per claim and $3,000 on an annual aggregate, with a $100 self-insured retention. The professional liability policy is renewable annually and has been renewed by the insurance carrier for the annual period extending through November 2020. Under a claims-made policy, the risk for claims and incidents not asserted within the policy period remains with the Company. Although there exists the possibility of claims arising from services provided to clients or patients through September 30, 2020, which have not yet been asserted, the Company is unable to determine the ultimate cost, if any, of such possible claims.

11.	Equity Incentive Plan

In February 2016, OEP AM Holdings LLC, an indirect shareholder of the Company, authorized and issued 11,866 Class B Units for key employees, of which 9,493 were granted at the date of the OEP Acquisition. Subsequent to the transaction, the Company granted an additional 1,187 Class B Units to a new key employee, such that at December 31, 2016, 10,680 Class B Units were outstanding, and the remaining 1,186 Class B Units were unallocated. Class B Units are subject to time-based and continuous employment vesting requirements. Class B Units vest over a period of five years; the first 40% vest two years after the date of grant, and 20% vest each year thereafter until all units are vested. In addition, upon the consummation of a sale of the Company, all outstanding, unvested Class B Units shall immediately vest. All Class B Units were accelerated and cashed out in connection with the sale of the Company as discussed in Note 13.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

The Company recognizes equity-based compensation expense associated with the Class B Units over the vesting period based on the estimated fair value of the Class B Units as of their respective grant dates. The fair value of the awards is determined based on an allocation of the estimated equity value of the Company as of the date of grant to the various units outstanding. The Class A Units have a preferred right to any distributions of the Company, until such time that a 10% return-on-investment is achieved on the Class A Unit holders’ initial investment. The Class B Units issued in 2016 were determined to have a fair value of $0, therefore, no equity-based compensation expense associated with the vesting of these Class B Units was recognized during the nine months September 30, 2020 and 2019. No additional Class B units were issued during the nine months ended September 30, 2020 and 2019.

12.	Coronavirus Disease 2019

On March 11, 2020, the World Health Organization declared the highly contagious respiratory disease named “coronavirus disease 2019” (“COVID-19”) to be a pandemic, and on March 13, 2020, a national emergency was declared in the United States. Many state and local governments, including New York, New Jersey, Pennsylvania and other areas in which the Company operates, have imposed strict measures to curtail certain aspects of public life in an effort to contain COVID-19 as U.S. cases have risen sharply, and such curtailments have resulted in significant disruption of the U.S. economy and financial markets. State and local governments have eased or maintained restrictions to varying degrees, based on regional and local conditions, as the pandemic continues.

As a health care provider, the Company has not experienced, and does not expect a significant disruption to its operations. The Company’s direct care workers serve clients and patients in their homes, and office staff are able to work remotely as necessary and appropriate. While short-term declines in volume, net revenues and operating margins have, and may continue to, occur during the pandemic, COVID-19 may also result in additional demand for in-home health care services. Overall economic deterioration and uncertainty, as well as public health concerns surrounding COVID-19, may also affect the Company’s employees, suppliers and payors, potentially disrupting the Company’s labor force and supply chain. This could have an adverse impact on the Company’s ability to provide client or patient care and generate service revenues and could also result in delayed reimbursements for services provided by the Company. It is not currently possible to predict the overall impact on the Company associated with COVID-19. The Company’s financial condition, liquidity and results of operations could be adversely affected from the impact of COVID-19, and such impact could be material.

The Company is currently operating pursuant to its infectious disease protocols and emergency preparedness plan. Management has activated plans to address risks associated with the impact of COVID-19, including various cost savings measures and an evaluation of available sources of liquidity and other resources.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

CARES Act

On March 27, 2020, the bipartisan Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was signed into legislation. The CARES Act is intended to provide economic relief and emergency assistance for individuals, families, and businesses affected by COVID-19. As part of its coronavirus response plan, the Company is availing itself of certain provisions of the CARES Act for which it is eligible, including deferral of employer FICA taxes and deferral of income tax payments, and may be eligible for certain Medicare and Medicaid relief payments under the CARES Act. The CARES Act provides for up to $175 billion to healthcare providers, including both General Distributions and Targeted Distributions. The Company received funds (“Provider Relief Funds”) from the General Distributions as follows:

•	From the Phase 1 General Distribution, $30 billion was distributed in April 2020 to Medicare-certified providers. The Company received approximately $278 from this distribution.

•

Shortly thereafter, also from the Phase 1 General Distribution, an additional $20 billion was distributed to Medicare-certified providers, also in April 2020. The Company received approximately $1,527 from this distribution.

•

Subsequently, in the Phase 2 General Distribution, an additional $18 billion was made available to Medicaid providers and others, subject to an application process. This distribution was intended to provide providers with a payment equal to 2% of their total 2018 patient care revenue. In July 2020, the Company applied for these additional funds, for all subsidiaries that had not yet received funds in the previous distributions. In September 2020, the Company received approximately $7,521 of additional provider relief funds pursuant to its application.

•

On October 1, 2020, U.S. Department of Health and Human Services ("HHS") announced $20 billion in new funding for providers. For eligible providers, the new Phase 3 General Distribution is designed to balance an equitable payment of 2% of annual revenue from patient care for all applicants plus an add-on payment to account for revenue losses and expenses attributable to COVID-19. In October 2020, the Company applied for additional Provider Relief Funds as part of this funding phase. The Company has not yet received any funds from this funding phase and management is currently evaluating options regarding the potential recognition of funds upon their receipt.

At September 30, 2020, the Company had $9,467 of deferred employer FICA taxes included in accounts payable and accrued expenses.

State-level relief funds

In addition to the federal CARES Act provisions noted above, certain state governments and governmental payors have taken actions to provide economic relief and emergency assistance. State governments received funds under the CARES Act and in certain cases allocated these funds to health care providers in the state.

Pennsylvania

•

On May 29, 2020 Pennsylvania Governor Tom Wolf signed Act 24 of 2020, which allocates funding from the federal CARES Act. Act 24 established funding from the CARES Act to be used to cover necessary COVID-19 related costs for identified persons and entities incurred between March 1, 2020 and November 30, 2020. Act 24 includes $457 million of COVID-19 relief funds for providers of Long-Term Living Programs in Pennsylvania. As permitted per the terms and conditions for receipt of payments, the Company is allowed to use the funds to cover lost revenue and COVID-19 related expenses, and the Company is required to document the use of these funds properly and fully in the event of an audit.

•

Act 24 of 2020 includes $260 million of COVID-19 relief funds for providers of home and community-based services for people with intellectual disabilities and autism, which the Company provides services to via the Pennsylvania Office of Developmental Programs (ODP) waiver programs. The Company received approximately $707 pursuant to this distribution for the nine months ended September 30, 2020.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

•

Act 24 of 2020 includes $112 million of COVID-19 relief funds for Home Health Care Providers and Home Care Agencies of Personal Assistance Services (PAS) to Medical Assistance Beneficiaries, which the Company provides services to via the Pennsylvania Office of Long-Term Living (OLTL) waiver programs. The Company received approximately $3,663 pursuant to this distribution for the nine months ended September 30, 2020.

Massachusetts

•

The Massachusetts Executive Office of Elder Affairs, through its designated case management agencies and the Company’s primary payors in Massachusetts, the Aging Services Access Points (ASAPs), agreed to distribute funds that had not been spent due to underutilization of provider services resulting from COVID- 19-related cancellations. The funds were intended to assist providers dealing with revenue shortfalls and incremental costs as a result of the COVID-19 pandemic. The funds were distributed through several programs, including rate increases of approximately 10% on certain services provided to clients during the months of April through July 2020, with two ASAPs extending the increase through September, and monthly “sustainability payments” and other supplemental payments during the period March through June. For the nine months ended September 30, 2020, the Company has recognized approximately $943 pursuant to rate increases based on services provided to clients, and these amounts are reported in net service revenue. For the nine months ended September 30, 2020 the Company has received approximately $717 of sustainability and other supplemental funding.

These and other states in which the Company operates may be evaluating additional actions to provide economic relief and emergency assistance. The impact on the Company and its operations from these potential new measures, if any, is currently uncertain.

Recognition of income and expenses from CARES Act and state-level provider relief funding

Healthcare providers are required to sign an attestation confirming receipt of the federal CARES Act Provider Relief Funds and agreeing to the terms and conditions of payment. Consistent with the terms and conditions for the Provider Relief Funds, the Company is permitted to use the funds to cover lost revenues and healthcare related expenses to prevent, prepare for, and respond to coronavirus, per the conditions specified by HHS, and the Company will be required to properly and fully document the use of these funds in reports to the HHS.

Subsequent to September 30, 2020, HHS has issued multiple Post-Payment Notice of Reporting Requirements (“PPNRR”) and have continued to provide responses to frequently asked questions (FAQs). which established the reporting criteria for providers which received Provider Relief Funds under the CARES Act. The PPNRR and FAQs also provide guidance related to the determination healthcare related expenses attributable to coronavirus and lost revenues under the terms and conditions of the Provider Relief Funds received. The guidance provided in the PPNRR is also subject to change, and it is unknown as of the report date what impacts this, and future guidance will have on Provider Relief Funding and revenue recognition. The funds are also subject to future audits and potential adjustment, and certain amounts may need to be repaid to the federal government.

As of September 30, 2020, due to the substantial changes in guidance from HHS from those that were initially provided and the various updates to the PPNRR and FAQs, the Company has elected to account for the CARES Act funds received using the gain contingency model of accounting and will not recognize revenue from the grant funds until the contingency related to the determination of uncertainty surrounding the allowable expenses and calculation of lost revenue is resolved. As such, the Company has recorded a Provider Relief Refundable Advance for the CARES Act funds received from the federal government as of September 30, 2020 in the amount of $9,326.

Due to similar uncertainties in the guidance from the Pennsylvania Department of Human Services concerning the significant conditions and contingencies surrounding the ability to retain the Pennsylvania relief funds received, and Pennsylvania’s linking of terms and conditions to federal terms and conditions that are themselves uncertain as described above, the Company has similarly elected to account for the Pennsylvania relief funds received using the gain contingency model of accounting, and will not recognize any revenue from the Pennsylvania relief funds until the contingencies related to the determination of uncertainty surrounding compliance with the terms and conditions of state regulators to qualify as allowable expenses and/or permissible calculation of lost revenue are resolved. As such, the Company has recorded a Provider Relief Refundable Advance for the funds received from Pennsylvania as of September 30, 2020 in the amount of $4,370.

AM Holdco, Inc. and Subsidiaries, d/b/a Simplura Health Group

Notes to Unaudited Consolidated Financial Statements

(in thousands)

Massachusetts guidance does not include the same level of uncertainty as the federal or Pennsylvania guidelines. Additionally, the relief funds received from the ASAPs did not originate from federal CARES Act funding as did the Pennsylvania relief payments. The Company incurred sufficient COVID-19 related incremental expenses in its Massachusetts operation, not inclusive of any lost revenue calculation, during the nine months ended September 30, 2020 and, accordingly, recognized as income the $717 of COVID-19 Massachusetts sustainability and other supplemental funding relief payments received during the period as described above.

Total COVID-19 related expenses of $2,676 for the nine months ended September 30, 2020 are included in cost of services. These COVID-19 related expenses are comprised of personal protective equipment, hazard pay bonuses, and other expenses.

13.	Sale of the Company

On September 29, 2020, OEP entered into a definitive agreement to sell 100% of the equity interest of the Company to The Providence Service Corporation in an all cash transaction at an enterprise value of $575,000 (subject to customary purchase price adjustments). The sale to The Providence Service Corporation was completed on November 18, 2020 for $547.6 million which represents a purchase price of $566.4 million less $18.8 million of cash that was acquired. This transaction is an unrecognized subsequent event. Accordingly, the accompanying consolidated financial statements do not include any adjustments as a result of the sale.